                                                                     Exhibit 4.2


          Secured Promissory Note dated September 14, 200 by Interfoods of America, Inc. and Sailormen, Inc. in favor of American Commercial Capital LLC.


                           SECURED PROMISSORY NOTE
                          (Fixed Rate / Defeasance)

THIS SECURED PROMISSORY NOTE ("Note") is made in connection with the Security Agreement, dated as of the date hereof ("Security Agreement"), by and between undersigned as the Debtor and AMERICAN COMMERCIAL CAPITAL LLC, a Delaware limited liability company, as secured party ("Secured Party"). All terms used herein and not otherwise defined herein shall have the meaning accorded to such terms in the table set forth below and in the Security Agreement. This Note is entitled to the benefits of and is secured by the Liens granted under the Security Agreement, and the other Loan Documents.

-------------------------------------------------------------------------------------------------------------------
Date of Note:                                   Dated effective as of September 14, 2000
-------------------------------------------------------------------------------------------------------------------
Debtor:                                         Sailormen, Inc., a Florida corporation and Interfoods of
                                                America, Inc., a Nevada corporation
-------------------------------------------------------------------------------------------------------------------
Brand:                                          Popeyes
-------------------------------------------------------------------------------------------------------------------
Brand Owner:                                    AFC Enterprises, Inc.
-------------------------------------------------------------------------------------------------------------------
Loan No.:                                       00 0891 ;Pod No.: 001
-------------------------------------------------------------------------------------------------------------------
Loan Type (fee or leasehold):                   See Exhibit A
-------------------------------------------------------------------------------------------------------------------
Unit Nos.:                                      See Exhibit A
-------------------------------------------------------------------------------------------------------------------
Unit Addresses:                                 See Exhibit A
-------------------------------------------------------------------------------------------------------------------
Principal Amount:                               $19,568,000.00
-------------------------------------------------------------------------------------------------------------------
Payment Date:                                   I st of each month (the first such payment commencing
                                                November 1, 2000)
-------------------------------------------------------------------------------------------------------------------
Interest Rate:                                  10. 15% per annum
-------------------------------------------------------------------------------------------------------------------
Default Rate:                                   Interest Rate plus 300 basis points
-------------------------------------------------------------------------------------------------------------------
Monthly Payment:                                $205,642.67
-------------------------------------------------------------------------------------------------------------------
Call Protection:                                Defeasance
-------------------------------------------------------------------------------------------------------------------
Call Protection Date:                           Scheduled Maturity Date
-------------------------------------------------------------------------------------------------------------------
Prepayment Premium Amount:                      See Schedule I (Defeasance)
-------------------------------------------------------------------------------------------------------------------
Scheduled Period of Amortization                194 months
(months):
-------------------------------------------------------------------------------------------------------------------
Scheduled Maturity Date:                        December 1, 2016
-------------------------------------------------------------------------------------------------------------------

                                                  Debtors' Initial's
                                                           (Sailormen, Inc.)

                                                  (Interfoods of' America, Inc.)

     1. Payments of Principal: Debtor hereby promises to pay to the order of
        ---------------------
Secured Party the Principal Amount outstanding under this Note in scheduled installments included in Monthly Payments on each Payment Date through the Scheduled Maturity Date unless earlier paid in a prepayment in accordance with paragraph 5 or an acceleration in accordance with paragraph 6. The Principal Amount outstanding on the Maturity Date, together with any and all accrued and unpaid interest, charges, fees and expenses, shall be due and payable on the Maturity Date.

     2. Interest: Interest will accrue and be charged on the Principal Amount
        --------
outstanding, from time to time, at the Interest Rate, and upon and during the continuation of an Event of Default, at the Default Rate. Debtor promises to pay interest to the order of Secured Party in arrears in Monthly Payments on each Payment Date. All calculations of interest shall be computed, based on a 360-day year consisting of twelve 30-day months, but paid for the actual number of days elapsed with respect to any partial month. In no event shall Debtor's interest payment obligations or the amounts of interest payable, contracted for, charged or received under or in connection with this Note exceed the limitations set forth in paragraph 8 below.

     3. Form, Place and Timing of Payments: Debtor agrees to make all payments
        ----------------------------------
under this Note to the order of Secured Party in lawful money of the United States of America and in immediately available funds, at such place or places in the Continental United States and by such method or methods (wire transfer or bank account debit) as Secured Party may request. Whenever a payment to be made under this Note becomes due and payable on a Non-Business Day, such payment shall be made on the next succeeding Business Day.

     4. Late Payment Charge: If Secured Party has not received on any date on
        -------------------
which any payment is due (whether by acceleration or otherwise) the full amount due on such date, in addition to any other amounts payable hereunder, Debtor shall pay to the Secured Party, promptly on demand, a late payment charge ("Late Payment Charge") in an amount equal to the product of (x) the difference between
(1) the amount due on any such due date and (2) the amount actually received on such due date multiplied by (y) .05.
              -------------

     5. Prepayment: Debtor agrees not to prepay this Note (and this Note is not
        ----------
prepayable by Debtor) prior to the Call Protection Date. Prior to the Call Protection Date, this Note is subject to Defeasance in accordance with SCHEDULE I hereto and made a part hereof After the Call Protection Date, Debtor may prepay the Note in full but not in part on any Payment Date. Debtor understands that any prepayment shall require, in addition to payment of all amounts outstanding hereunder on the date thereof, payment of a Prepayment Premium Amount. Debtor understands and agrees that the right to prepay is subject to payment of the Prepayment Premium Amount, that Debtor has no right to prepay this Note without payment of the Prepayment Premium Amount and that such Prepayment Premium Amount payment requirement applies to all prepayments, voluntary or otherwise. In the event that Debtor elects to prepay this Note, Debtor will notify Secured Party in writing of Debtor's election to prepay this
Note in full on a Payment Date specified in such notice (the "Prepayment Date") for prepayment (which shall be not less than 15 days nor more than 90 days from the date of the notice). Secured Party will notify Debtor within 10 days of its receipt of such notice from Debtor of the scheduled amount of accrued and unpaid interest through the Prepayment Date, the outstanding Principal Amount on such Prepayment Date, and the applicable Prepayment Premium Amount (collectively, the "Prepayment Amount") and Debtor shall pay such Prepayment Amount in accordance with Secured Party's instructions by 1:00 P.M. (New York City time) on such Prepayment Date.

     6. Acceleration; Expenses: If an Event of Default occurs, Secured Party may
        ----------------------
declare this Note to be immediately due and payable and Secured Party may pursue it remedies against Debtor and the personal and real property and leasehold estate interests of Debtor that secure Debtor's Obligations. If an Event of Default described in Section 6.3 of the Security Agreement occurs, this Note shall be immediately due and payable without presentment, demand, protest or notice of any kind. If this Note becomes due and payable on any date prior to the Call Protection Date (such date an "Acceleration Date"), Debtor hereby agrees to pay to the order of Secured Party on the Acceleration Date an amount equal to the full Prepayment Amount, including, without limitation, accrued and unpaid interest and the Prepayment Premium Amount which would be due and payable on the Payment Date immediately following the Acceleration Date if the Note were prepaid in full on such Payment Date, together with all accrued and unpaid Late Payment Charges. Debtor agrees that upon the occurrence of an Event of Default, Debtor will pay all reasonable costs and expenses of collection and enforcement of the remedies provided hereunder and the other Loan Documents (including, without limitation, statutory costs, reasonable and actual attorneys' fees and disbursements, whether or not a suit and/or foreclosure is commenced, and the cost of title evidence), which amounts (and all other amounts which are due and payable by Debtor) shall be added to the Principal Amount of this Note and will bear interest at the Default Rate.

     7. WAIVERS AND SPECIAL AGREEMENTS:
        ------------------------------

DEBTOR HEREBY MAKES AND ACKNOWLEDGES THAT IT MAKES ALL OF THE WAIVERS AND SPECIAL AGREEMENTS ("WAIVERS") SET FORTH IN THIS NOTE KNOWINGLY, INTENTIONALLY, VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEY; DEBTOR FURTHER ACKNOWLEDGES THAT DEBTOR UNDERSTANDS THE RIGHTS BEING WAIVED AND THAT THE WAIVERS ARE A MATERIAL INDUCEMENT TO SECURED PARTY TO MAKE THE LOAN TO DEBTOR; THAT THE TERMS OF THE LOAN ARE FAVORABLE TO DEBTOR AND THAT SECURED PARTY WOULD NOT HAVE MADE THE LOAN ON SUCH TERMS WITHOUT SUCH WAIVERS.

          (a) Debtor and any and all obligors, sureties, guarantors and endorsers of this Note (other than Secured Party) and all other parties now or hereafter liable hereon jointly and severally ("Obligors") (i) acknowledge that the transaction of which this Note is a part is part of a commercial transaction, (ii) with respect to this Note waive any and all (from time to time) (1) rights to notice and hearing under any state or federal law with respect to any prejudgment remedy which the Secured Party may desire to use, from time to time, and (2) grace, diligence, demand, presentment for payment, protest, notice of any kind (including notice to sureties, disclosure of facts which materially increase risks, notice of protest, acceptance, liability, suit, demand, action, dishonor, payment or nonpayment, protest, intention to accelerate or acceleration, extension or renewal), surety defenses of any kind (including defenses relating to impairment of recourse, release or modification of) underlying obligation, extension of time, impairment of collateral, nondisclosure), rights of appraisal of any security or collateral for any obligation or guaranteed obligation and diligence in collecting and bringing suit against any party; (iii) agree (1) to all extensions of any obligation or guaranteed obligations (including rescheduling and recalculation of amortization), in whole or in part, from time to time, or any partial payments, with or without notice, before or after maturity, (2) to any one or more substitutions, exchanges or releases of any or all security, now or hereafter given for any obligation, (3) to any and all releases, from time to time, of any and all parties primarily, secondarily or otherwise liable for any obligation or guaranteed obligation, (4) that it is not (and at no time will be) necessary for Secured Party, or any other holder, transferee, obligee or beneficiary of any note or obligation or guaranteed obligation (or any interest therein) ("Obligee"), in order to enforce such note or obligation, to first institute or exhaust such Person's remedies against any debtor or other Person or against any collateral or other security for such note or obligation, and (5) that any delay in exercising, failure to exercise, or non-exercise (or partial exercise), from time to time, by Secured Party or any Obligee of any obligation or guaranteed obligation of any rights or remedies (or to insist upon strict performance) in any one or more instances shall not constitute a waiver thereof (or preclude full exercise or insistence upon strict performance thereof) in that or any other instance, and any single exercise of any such Person's right or remedies in any one or more instances shall not preclude full exercise in any other instance; and (iv) subordinates to payment of all Obligations and agrees not to assert while any Obligations remain outstanding any right of set off and any claim (as defined in II U.S.C. Section 101), including, without limitation, any claim of subrogation, reimbursement, exoneration, contribution or indemnification that Debtor or any other Obligor may now or hereafter have against Debtor or any other Obligor or any security held by or available to Secured Party.

      (b)  WAIVER OF TRIAL BY JURY, APPRAISAL RIGHT, CLAIM AND DEFENSES:

(1) TO THE MAXIMUM EXTENT PERMITTED BY LAW, DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH TIUS NOTE AND THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO THE LOAN OR THE PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS NOTE, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS NOTE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SECURED PARTY TO MAKE THE LOAN. DEBTOR AND EACH OBLIGOR HEREBY FURTHER WAIVES ANY AND ALL RIGHTS DEBTOR OR ANY OBLIGOR MAY NOW OR HEREAFTER HAVE TO AN APPRAISAL OF ANY SECURITY OR COLLATERAL FOR DEBTOR'S OBLIGATIONS HEREUNDER.

(2) DEBTOR AND EACH OBLIGOR HEREBY IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT ANY RIGHT OF SETOFF AND ANY CLAIM (AS DEFINED IN 11 U.S.C. SECTION 101) THAT DEBTOR OR ANY OBLIGOR MAY NOW OR HEREAFTER MAY HAVE AGAINST SECURED PARTY, ITS AFFILIATES, MEMBERS, STOCKHOLDERS, DEBT HOLDERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES.

(3) DEBTOR AND EACH OBLIGOR HEREBY SPECIFICALLY AGREE THAT SUCHPERSON SHALL NOT BE RELEASED FROM LIABILITY UNDER THIS NOTE BY ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OTHER PERSON, INCLUDING WITHOUT LIMITATION, A NONJUDICIAL SALE OF COLLATERAL UNDER ANY SECURITY AGREEMENT, MORTGAGE OR DEED OF TRUST THAT WOULD AFFORD DEBTOR OR OBLIGOR A DEFENSE BASED UPON THE LAWS (INCLUDING THE ANTI DEFICIENCY LAWS) OF ANY STATE.

(4) DEBTOR AND EACH OBLIGOR REPRESENT AND WARRANT THAT THIS NOTE, AND THE OTHER LOAN DOCUMENTS ARE IN FULL FORCE AND EFFECT AND ARE NOT SUBJECT TO ANY VALID RIGHT OF RESCISSION, SETOFF, ABATEMENT, DIMINUTION, COUNTERCLAIM OR DEFENSE AS AGAINST SECURED PARTY, INCLUDING THE DEFENSE OF USURY, THAT THE OPERATION OF ANY OF THE TERMS OF THE LOAN, OR THE EXERCISE OF ANY RIGHT THEREUNDER, WILL NOT RENDER THE LOAN UNENFORCEABLE, IN WHOLE OR IN PART, OR SUBJECT TO ANY RIGHT OF RESCISSION, SETOFF, ABATEMENT, DIMINUTION, COUNTERCLAIM OR DEFENSE, INCLUDING THE DEFENSE OF USURY, AND THAT SECURED PARTY HAS NOT TAKEN ANY ACTION V~`HICH WOULD GIVE RISE TO THE ASSERTION OF ANY OF THE FOREGOING AND NO SUCH RIGHT OF RESCISSION, SETOFF, ABATEMENT, DIMINUTION, COUNTERCLAIM OR DEFENSE, INCLUDING THE DEFENSE OF USURY, HAS BEEN ASSERTED WITH RESPECT THERETO.

(5) THE PROVISIONS OF THIS PARAGRAPH 7 ARE FOR THE BENEFIT OF SECURED PARTY, ITS AFFILIATES, MEMBERS, STOCKHOLDERS, DEBT HOLDERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES AND MAY BE SPECIFICALLY AND SEPARATELY ENFORCED BY EACH SUCH PERSON, AND SHALL SURVIVE INDEFINITELY.

    8.   LIMITATION OF INTEREST: NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN
         ----------------------
NO EVENT SHALL THE AMOUNT OR RATE OF INTEREST (INCLUDING TO THE EXTENT APPLICABLE ANY DEFAULT RATE INTEREST OR LATE PAYMENT CHARGE) PAYABLE, CONTRACTED FOR, CHARGED OR RECEIVED UNDER OR IN CONNECTION WITH THIS NOTE, FROM TIME TO TIME OR FOR WHATEVER REASON, EXCEED TBE MAXIMUM RATE OR AMOUNT, IF ANY, SPECIFIED BY APPLICABLE LAW. If from any circumstance whatsoever, fulfillment of any provision hereof or of such other Loan Documents or other documents or obligations at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable Law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such
----------
validity, and if from any such circumstance Secured Party shall ever receive an amount deemed interest by applicable Law which shall exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the Principal Amount owing hereunder or on account of any other principal indebtedness of the Debtor to Secured Party, and not to payment of interest, or if such excessive interest exceeds the unpaid balance of Principal Amount and such other indebtedness, or if Secured Party is prohibited by applicable Law from applying such excessive interest to the reduction of Principal Amount or on account of any other indebtedness, the excess shall be refunded to Debtor. All sums paid or agreed to be paid by the Debtor for the use, forbearance or detention of the indebtedness of the Debtor to Secured Party shall, to the extent permitted by applicable Law, be amortized, prorated, allocated and spread throughout the fall term of such indebtedness until payment in fall so that the actual rate of interest on account of such indebtedness is uniform though the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Debtor and Secured Party and all obligations of Debtor to Secured Party.

     9.  Application; Calculations of Amounts Due: Timely payments of Monthly
         ----------------------------------------
Payment (other than Prepayment Amount) shall be applied first to accrued and unpaid interest, then to the outstanding Principal Amount of this Note. Payments other than timely payments of Monthly Payment shall be applied in accordance with Section 7 of the Security Agreement. All calculations and applications of amounts due on any date, whether by acceleration or otherwise, will be made by Secured Party (or its agent or representative) and Debtor agrees that all such calculations and applications will be conclusive and binding absent manifest error.

     10. Miscellaneous:
         -------------

         (a) Assignability, Modifications, Enforceability. This Note is freely
             --------------------------------------------
assignable in whole or in part, from time to time, by Secured Party and Secured Party may grant participation interests herein, in each case without notice to or consent of Debtor and without incurring any responsibility to Debtor. This Note and the rights and obligations under this Note are not assignable or delegable, directly or indirectly, in whole or in part, by Debtor, except as provided in and then only in accordance with the Security Agreement. This Note shall be binding upon Debtor, its successors and, without limiting the preceding two sentences, assigns. This Note may not be modified, amended, waived, extended, changed, discharged, terminated or canceled, in whole or in part, orally or by any act or failure to act on the part of Debtor or Secured Party, but only by an agreement in writing signed by the Secured Party. For all payments to be made and obligations to be performed under this Note, Debtor agrees to perform strictly in accordance with the terms of this Note and time is of the essence. Whenever possible, this Note and each provision hereof, shall be interpreted in such manner as to be effective, valid and enforceable under applicable Law. If and to the extent that any such provision shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof, and any determination that the application of any provision hereof to any Person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other Person or in any other circumstance. All rights and remedies provided in this Note, the Security Agreement, any Loan Document or any Law shall be available to Secured Party and shall be cumulative.

          (c) Joint and Several Liability. The parties hereto are jointly and
              ---------------------------
     severally liable for the obligations hereunder.

          (d) Governing Law.
              -------------

          (i) DEBTOR AND SECURED PARTY REPRESENT, WARRANT, AND ACKNOWLEDGE TO EACH OTHER THAT THIS NOTE AND THE OTHER LOAN DOCUMENTS BEAR A REASONABLE RELATIONSHIP TO THE STATE OF NEW YORK. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES.

          (ii) DEBTOR AND SECURED PARTY HERETO CONSENT, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OTHER THAN PURSUIT OF A JUDGMENT ON THE NOTE WHERE SUIT IS ALSO BROUGHT IN THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED TO TAKE JURISDICTION OF THE MORTGAGED PROPERTY. DEBTOR FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO THE MORTGAGED PROPERTY INCLUDING BUT NOT LIMITED TO FORECLOSURES. DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH HEREIN I CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF SECURED PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST DEBTOR IN ANY JURISDICTION. To the extent that the Debtor has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Debtor or the Debtor's property, the Debtor hereby irrevocably waives such immunity in respect of its obligations under this Note.

     11. Loan Documents. The Note, the Indebtedness evidenced thereby, and the
         --------------
Obligations, are secured by and/or are executed in connection with, the Loan Documents, including without limitation, the Security Agreement, the deeds to secure debt and mortgages, the assignments of leases and rents, and the financing statements, covering the properties described on Exhibit A attached hereto, the agreements of principal, the guaranty agreements, and all other documents and agreements executed in connection with and/or as security for the Note and the Indebtedness evidenced thereby.

     12. Entire Agreemen. THIS NOTE AND OTHER LOAN DOCUMENTS EMBODY THE FINAL,
         ---------------
ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL

AGREEMENTS AMONG THE PARTIES HERETO.

     13. Cross Default/Cross Collateralization. This Note is subject to the
         -------------------------------------
cross default and cross collateral provisions contained in the Loan Documents.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, Debtor has caused this Note to be executed and delivered effective as of the date set forth above.

                                         DEBTOR:
                                         ------

                                         SAILORMEN, INC.,
                                         a Florida corporation

                                         By : ____________
                                         Name: Robert S. Berg
                                         Title: Chief Executive Officer

                                         INTERFOODS OF AMERICA, INC.,
                                         a Nevada corporation

                                         By :.______________
                                         Name: Robert S. Berg
                                         Title: Chief Executive Officer

PROPER DOCUMENTARY STAMPS HAVE BEEN AFFIXED TO THE MORTGAGES RECORDED IN FLORIDA SECURING THE NOTE AND PAID.

Attachments:

Exhibit A - Loan and Property Information
Schedule I - Prepayment/Call Protection

SCHEDULE 1

                          Prepayment/Call Protection

     This Note is not prepayable in whole or in part prior to the Call Protection Date. However, at any time prior to the Call Protection Date, Debtor may elect to defease this Note ("Defeasance") and obtain a release
                                             ----------
     of the Collateral from the lien of the related-Security Agreement, Mortgage or Deed of Trust, and other Loan Documents upon the satisfaction of the following conditions to the satisfaction of Secured Party in its Sole
     Discretion:

     1. not less than thirty (30) day prior written notice shall be given to Secured Party specifying a Payment Date (the "Release Date") on which
                                                        ------------
          the Defeasance is to be effected;

     2. all accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to the Release Date, including, without limitation, all costs and expenses incurred by Secured Party or its agents or representatives in connection with such release (including, without limitation, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement (as such terms are hereinafter defined) and related documentation), shall be paid in full on or prior to the Release Date; and

     3.   Debtor shall deliver to Secured Party on or prior to the Release Date:

          (a)  The "Defeasance Collateral" of either:

               (i) an executed f1mding agreement or guaranteed investment contract ("GIC") between a bank, bank subsidiary or financial services
                     ---
          company rated not less than AA by both Moody's Investors Service and Standard and Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. (both the form and substance of the agreement and counter party to be approved by Secured Party in its Sole Discretion) which provides for the payment of all future installments of principal and interest under the related Loan in accordance with the terms of the Note, or

               (ii) an amount sufficient to purchase direct, non-callable obligations of the United States of America (x) that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and assuming the Note is paid in full on the Call Protection Date with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest required to be paid under the Note and (y) each of which shall be duly endorsed by the holder thereof as directed by Secured Party or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Secured Party in its Sole Discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of the Secured Party in conformity with all Requirements of Law;

          (c) other necessary documents required by Secured Party in its Sole Discretion;

     (d) a pledge and security agreement, in form and substance satisfactory to Secured Party in its Sole Discretion, creating a first priority security interest in favor of Secured Party in the Defeasance Collateral (the "Defeasance Security Agreement"), which shall provide,
                           -----------------------------
          among other things, that any excess received by Secured Party from the Defeasance Collateral over the amounts payable by Debtor shall be refunded to Debtor promptly after each Payment Date;

     (e) a certificate of Debtor certifying that all of the requirements set forth herein have been satisfied; and

     (f) if requested by Secured Party evidence in writing from the applicable Rating Agencies satisfactory to Secured Party in its Sole Discretion and to the effect that the Defeasance and Defeasance Collateral will not result in a downgrading, withdrawal or qualification of any of the ratings issued in connection with any securitization in which this Note is included and which is then outstanding.

For purposes of this Note, the term Prepayment Premium Amount shall mean for any date an amount equal to the amount that a Person would be required to pay to defease this Note on the Payment Date immediately following such date, including the amount of any and all fees, costs and expenses related to acquiring the Defeasance Collateral. All calculations of Prepayment Premium Amount shall be made by Secured Party in its Sole Discretion and all calculations shall be binding on Debtor.